Exhibit 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 15th day of May, 2017 by and between Frederick Larcombe (“Larcombe”) and Towerstream Corporation, a Delaware corporation (the “Company”).

WHEREAS, Larcombe serves as the Chief Financial Officer of the Company pursuant to the letter agreement dated as of June 8, 2016, as amended on December 2, 2016 (the “Letter”);

WHEREAS, the term of Larcombe’s service pursuant to the Letter will expire on June 30, 2017; and

WHEREAS, the Company and Larcombe desire to enter into this Agreement providing for Larcombe’s amicable resignation, and to provide for a payment to Larcombe for continued services as a consultant following termination in order to assure a smooth transition.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.     Termination Date. Larcombe acknowledges that his last day as Chief Financial Officer will be May 15, 2017, or such other later date mutually agreed upon between the Company and Larcombe (the “Termination Date”). Larcombe further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as an executive or to hold himself out as an officer of the Company or its subsidiaries (the “Subsidiaries”), except as otherwise provided herein. Any and all positions and/or titles held by Larcombe with the Company or any Subsidiaries of the Company will be deemed to have been resigned as of the Termination Date, except as otherwise provided herein.

2.     Severance Payment. As severance, the Company shall pay or provide to Larcombe the following benefits:

(i)     An aggregate of $35,840, with such amount payable in six equal weekly installments (the “Payment Amounts”), and commencing within 10 days following the Termination Date.

(ii)     All of Larcombe’s outstanding options shall vest immediately and, unless exercised prior to the one year anniversary of the Termination Date, shall be forfeited.

(iii)     Larcombe shall be reimbursed for all reasonable and documented travel and accommodation expenses he incurred in connection with his services pursuant to the Letter.

Larcombe shall be responsible for the payment of all payroll taxes, Medicare and other taxes, and shall indemnify the Company with respect to the payment of all such amounts. Except as otherwise set forth herein, Larcombe will not be entitled to payment of any bonus, vacation or other incentive compensation. Any tax, penalties or interest as a result thereof shall be the sole responsibility of Larcombe who agrees to indemnify and hold harmless the Company with respect thereto.

3.     Consulting Services. From the period beginning on the Termination Date and ending June 30, 2017 thereafter (the “Term”), and as an ongoing condition of payment of the Payment Amounts and other consideration provided for herein, Larcombe agrees that he shall provide consulting and support services with respect to and in connection with the operation of the Company’s business and provide general business and consulting services to the Company to assist in all transitional needs and activities of the Company upon the reasonable request of the Company in support of management of the Company. Larcombe shall, as an ongoing condition of payment of the Payment Amounts and other consideration provided for herein, if requested by the Board of Directors, serve as the Company’s Principal Financial and Accounting Officer for filings with the Securities and Exchange Commission through the end of the Term.

4.     Larcombe’s Release. In consideration for the payments and benefits described above and for other good and valuable consideration, Larcombe, on behalf of himself and all of his affilites, hereby releases and forever discharges the Company and its subsidiaries, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his service to the Company, the termination of his service to the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind; breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters (the “Release”). The Company acknowledges, however, that Larcombe does not release or waive any rights to contribution or indemnity under this Agreement to which he may otherwise be entitled. The Company also acknowledges that Larcombe does not release or waive any claims, and that he retains any rights he may have, to any vested 401(k) monies (if any) or benefits (if any), or any other benefit entitlement that is vested as of the Termination Date pursuant to the terms of any Company-sponsored benefit plan governed by ERISA. Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

5.     Company’s Release. In exchange for the consideration provided for in this Agreement,   the Company irrevocably and unconditionally releases Larcombe of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Larcombe, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Larcombe’s service to the Company as Chief Financial Officer or his services to the Company during the Term pursuant to this Agreement.  The Company represents that, as of the date of this Agreement, there are no known claims relating to Larcombe.  The Company agrees to indemnify Larcombe against any future claims to the extent permitted under the Company’s bylaws.  Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement nor does this release include the release of any obligation of Larcombe to repay or surrender any benefits received by him as a result of the occurrence of any restatement of any Company financial results from which any benefit derived by Larcombe shall have been determined, including pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any other applicable law.

6.     Confidential Information. Larcombe understands and acknowledges that during the course of his service to the Company as Chief Financial Officer and during the Term of this Agreement, he had access to Confidential Information (as defined below) of the Company. Larcombe agrees that at no time will Larcombe (a) use Confidential Information for any purpose other than in connection with services provided under this Agreement or (b) disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, "Confidential Information" means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of Larcombe; (ii) was already lawfully in Larcombe's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Larcombe on a non-confidential basis from a third party who has the right to disclose such information to Larcombe; or (iv) is ordered to be or otherwise required to be disclosed by Larcombe by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

7.     Applicable Law and Dispute Resolution. Except as to matters preempted by ERISA or other laws of the United States of America, this Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

8.     Non-Disparagement.  Larcombe and the Company each agree that he and it shall not malign, defame, blame, or otherwise disparage the other, either publicly or privately regarding the past or future business or personal affairs of Larcombe, the Company or any other officer, director or employee of the Company.

9.     Future Cooperation. Larcombe agrees to reasonably cooperate with the Company and its financial and legal advisors, in connection with any business matters for which the Larcombe’s assistance may be required and in any claims, investigations, administrative proceedings or lawsuits which relate to the Company and for which Larcombe may possess relevant knowledge or information. The Company shall pay Larcombe a fee of $200 per hour for such cooperation and reimburse Larcombe for all reasonable travel and accommodation expenses incurred by Larcombe as a result of such cooperation and, subject to Section 5 hereof, for all reasonable costs and expenses of legal representation of his choice incurred by Larcombe as a result of such cooperation unless legal representation is provided by the Company's insurance policies.

10.     Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such. This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties, including the Letter Agreement.

11.     Assignment. Larcombe has not assigned or transferred any claim he is releasing, nor has he purported to do so. If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Larcombe’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

12.     Acknowledgement. Larcombe acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein; and (f) following his execution of this Agreement, he has seven (7) days in which to revoke his release and that, if he chooses not to so revoke, this Agreement shall become effective and enforceable on the eighth (8th) day following his execution of this Agreement (the “Effective Date”). To revoke the Release, Larcombe understands that he must give a written revocation to the Company, within the seven (7)-day period following the date of execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the State of New York, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. If Larcombe revokes the Release, this Agreement will not become effective or enforceable and Larcombe acknowledges and agrees that he will not be entitled to any benefits hereunder, including in Section 2.

13.     Notices.      For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, or (iii) by overnight courier, with acknowledged receipt, and properly addressed as follows:

If to the Company:     Towerstream Corporation

  88 Silva Lane

  Middletown, RI 02842

If to Larcombe:           Frederick Larcombe

  107 Mill Pond Road

  Belle Mead, NJ 08502

14.     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13.      Counsel Representation. The Parties hereto further agree that this Agreement has been carefully read and fully understood by them. Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same. Larcombe represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Larcombe.

[signature page follows immediately]

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

TOWERSTREAM CORPORATION

By:       /s/ Ernest Ortega

Name: Ernest Ortega

Title: Chief Executive Officer

/s/ Frederick Larcombe

Frederick Larcombe